                                                                       EXHIBIT D

                                                                [EXECUTION COPY]



                            STOCK PURCHASE AGREEMENT

                  This STOCK PURCHASE AGREEMENT, entered into as of December 4, 1996 (the "Agreement"), between CENTEX REAL ESTATE CORPORATION, a Nevada corporation ("CREC"), and AL R. GHELFI and JANET M. GHELFI (the "Principal Shareholders") and JANAL LIMITED PARTNERSHIP, an Arizona limited partnership (together with the Principal Shareholders, the "Shareholder Parties"),


                              W I T N E S S E T H:


                  WHEREAS, in order to induce CREC to enter into an Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), with MFH Holding Company, a Nevada corporation, MFH Acquisition Company, an Arizona corporation, Cavco Industries, Inc., an Arizona corporation (the "Company"), and the Shareholder Parties, each of the Shareholder Parties is willing to enter into this Agreement;

                  WHEREAS, if the Merger Agreement shall be terminated for any reason (other than pursuant to Section 9.1(a), (c)(v), (d)(ii) or (d)(iii) thereof) (the "Termination Event"), each of the Shareholder Parties desires to sell to CREC, and CREC desires to purchase from such Shareholder Party, the respective number of shares ("Company Shares") of Common Stock, par value $.05 per share, of the Company set forth opposite the name of such Shareholder Party on Exhibit A (such shares being hereinafter referred to with respect to each Shareholder Party as the "Subject Shares" and collectively with respect to all of the Shareholder Parties as the "Aggregate Subject Shares"), upon the terms and subject to the conditions set forth herein;

                  WHEREAS, if the Termination Event occurs, concurrently with the purchase and sale of the Aggregate Subject Shares upon the terms and conditions set forth herein (the "Subject Share Purchase"), the Shareholder Parties and CREC desire to enter into a Shareholders' Agreement, dated the Closing Date, in the form attached as Exhibit B (the "Shareholders' Agreement") in order to evidence their agreement with respect to certain matters in relation to the Company and their respective holdings of Company Shares; and

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                  WHEREAS, capitalized terms used but not defined in this
Agreement have the respective meanings set forth in the Merger Agreement;

                  NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                             SALE OF SUBJECT SHARES

                  SECTION 1.1. Sale of Subject Shares. If the Termination Event occurs, upon the terms and subject to the conditions set forth herein, each of Shareholder Parties shall sell, transfer and deliver to CREC, and CREC shall purchase from such Shareholder Party, the Subject Shares owned by such Shareholder Party for a purchase price of $26.75 per Subject Share in cash (the "Purchase Price").

                  SECTION 1.2.  Conditions.

                   (a) The respective obligations of the parties to consummate the Subject Share Purchase are subject to the fulfillment, prior to or concurrently with the Closing (as hereinafter defined), of each of the following conditions:

                  (i) Any waiting period applicable to the Subject Share Purchase under the HSR Act shall have expired or been terminated; and

                  (ii) No statute, rule, regulation, order, writ, injunction, judgment or decree shall have been enacted, promulgated, entered or enforced by any federal or state court or other Governmental Authority which has the effect of making illegal, impeding or otherwise restraining or prohibiting the Subject Share Purchase.

                   (b) The obligations of CREC to purchase and pay for the Aggregate Subject Shares are subject to the fulfillment, prior to or concurrently with the Closing, of each of the conditions set forth in Section 7.2(a) and (b) of the Merger Agreement and to each of the following additional conditions (any one or more of which may be waived, in whole in part, by CREC):

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                  (i) Each of the representations and warranties of the
         Shareholder Parties contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date; and

                  (ii) The Shareholder Parties shall have performed and complied in all material respects with all provisions, covenants and conditions contained in this Agreement required to be performed or complied with by them prior to or on the Closing Date.

                  (c) The obligations of the Shareholder Parties to sell and deliver the Subject Shares are subject to the fulfillment, prior to or concurrently with the Closing, of each of the following conditions (any one or more of which may be waived, in whole in part, by the Shareholder Parties, but only if all Shareholder Parties waive the condition with respect to the Aggregate Subject Shares).

                  (i) Each of the representations and warranties of CREC contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date; and

                  (ii) CREC shall have performed and complied in all material respects with all provisions, covenants and conditions contained in this Agreement required to be performed or complied with by it prior to or on the Closing Date.

                  SECTION 1.3. Closing. The closing (the "Closing") of the Subject Share Purchase shall be held at the offices of Baker & Botts, L.L.P., 2001 Ross Avenue, Suite 700, Dallas, Texas 75201 (or at such other place as the parties shall agree) on the third Business Day after the occurrence of the Termination Event. In the event that, on the day of the Closing determined pursuant to the provisions of this Section 1.3, the conditions to the obligations of the parties set forth in Section 1.2 shall not have not been satisfied or waived, the Closing shall be postponed until the first Business Day on which all of such conditions shall have been satisfied or waived. At the Closing, (i) each Shareholder Party shall deliver to CREC a certificate or certificates evidencing the number of Subject Shares set forth opposite the name of such Shareholder Party on Exhibit A, duly endorsed in blank or accompanied by stock powers duly executed by such Shareholder Party in blank, in proper form for transfer, and (ii) CREC shall deliver to each Shareholder Party a certified or official bank check payable to the order of such Shareholder Party in an amount equal to the product of (a) the Purchase Price and (b) the number of Subject Shares set forth opposite the name of such Shareholder Party on Exhibit
A. In addition, at the Closing, the Shareholder Parties and CREC shall execute and deliver the Shareholders' Agreement.

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The Shareholder Parties shall bear the cost of any sales, transfer or documentary taxes payable in connection with the sale of the Aggregate Subject Shares pursuant to this Agreement. As used herein, the term "Closing Date" means the date of the Closing, as determined in accordance with this Section 1.3.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                           OF THE SHAREHOLDER PARTIES

                  The Shareholder Parties jointly and severally represent and warrant to CREC as follows:

                  SECTION 2.1. Authority; Binding Effect. Each Shareholder Party has all necessary power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. In the case of any Shareholder Party that is a partnership, the execution and delivery of this Agreement by such Shareholder Party have been duly and validly authorized by all necessary partnership action on the part of such Shareholder Party and all necessary action on the part of its partners, and no other proceedings or actions on the part of or with respect to such Shareholder Party or its partners are necessary to authorize this Agreement, the performance by such Shareholder Party of its obligations hereunder or the consummation by such Shareholder Party of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Shareholder Party and constitutes a legal, valid and binding obligation of each of them, enforceable against each Shareholder Party in accordance with the terms hereof.

                  SECTION 2.2. Absence of Conflicts. The execution and delivery by the Shareholder Parties of this Agreement, the performance by them of their obligations hereunder and the consummation by them of the transactions contemplated hereby will not (i) in the case of a Shareholder Party that is a partnership, conflict with, or result in any violation or breach of, any provision of the partnership agreement of such Shareholder Party or the Charter, Bylaws or other constitutive instruments of any of its partners, (ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void, voidable or without further effect, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document to which the any of the Shareholder Parties is a party or by which its properties or assets are bound or (iii) assuming that any

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waiting period applicable to the Subject Share Purchase under the HSR Act shall have expired or been terminated, conflict with, or result in any violation of, any law, ordinance, statute, rule or regulation of any Governmental Authority or of any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to the Shareholder Parties or their respective properties or assets.

                  SECTION 2.3. Governmental Consents and Filings. There is no requirement applicable to any of the Shareholder Parties to obtain any Consent of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by the Shareholder Parties of this Agreement, the due performance by them of their obligations hereunder or the lawful consummation by them of the Subject Share Purchase or the other transactions contemplated hereby, except for (i) the filing by the Principal Shareholders (as ultimate parent entities of the Company) of a premerger notification with the FTC and the Antitrust Division under the HSR Act and (ii) any filings required to be made by the Shareholder Parties in connection with such transactions pursuant to Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder.

                  SECTION 2.4. Title to Shares. As of the date hereof, each Shareholder Party is the record and beneficial owner of the number of Company Shares set forth opposite the name of such Shareholder Party on Exhibit C. The Company Shares set forth opposite the name of each Shareholder Party on such exhibit are the only Company Shares owned by such Shareholder Party. Such Company Shares are owned by the Shareholder Parties free and clear of all Encumbrances, except for those provided for under the express terms of this Agreement, the Merger Agreement or the Voting Agreement. Upon delivery of certificates evidencing the Aggregate Subject Shares to CREC and payment of the Purchase Price therefor pursuant to the provisions of this Agreement, good and marketable title to the Aggregate Subject Shares, free and clear of all Encumbrances, will pass to CREC.

                  SECTION 2.5. Brokers' or Finders' Fees. Except as set forth in the schedules to the Merger Agreement, the Shareholder Parties have not authorized any broker, finder or investment banker to act on their behalf or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby in such a manner as to give rise to a valid claim against CREC or the Company for any brokerage or finder's fee or other fees or commissions.

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                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                     OF CREC

                  SECTION 3.1. Authority; Binding Effect. CREC has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by CREC of this Agreement, the performance by CREC of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of CREC. This Agreement has been duly executed and delivered by CREC and constitutes a legal, valid and binding agreement of CREC, enforceable against CREC in accordance with the terms hereof.

                  SECTION 3.2. Absence of Conflicts. The execution and delivery by CREC of this Agreement, the performance by CREC of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not (i) conflict with, or result in any violation or breach of, any provision of the Charter or Bylaws of CREC, (ii) conflict with, result in any violation or breach of, or constitute a default under, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other instrument or document to which CREC is a party or by which its properties or assets are bound or (iii) assuming that any waiting period applicable to the Subject Share Purchase under the HSR Act shall have expired or been terminated, conflict with, or result in any violation of, any law, ordinance, statute, rule or regulation of any Governmental Authority or of any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to CREC or its properties or assets.

                  SECTION 3.3. Governmental Consents and Filings. There is no requirement applicable to CREC to obtain any Consent of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by CREC of this Agreement, the due performance by it of its obligations hereunder or the lawful consummation by it of the Subject Share Purchase or the other transactions contemplated hereby, except for the filing by CREC (or its ultimate parent entity) of a premerger notification with the FTC and the Antitrust Division under the HSR Act.

                  SECTION 3.4. Securities Act. The Aggregate Subject Shares are being acquired by CREC for its own account for investment and not with a view to any public distribution thereof within the meaning of the Securities Act.

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                  SECTION 3.5. Financing. CREC has, or will have on the Closing
Date, the funds necessary to consummate the Subject Share Purchase.

                  SECTION 3.6. Brokers' or Finders' Fees. CREC has not authorized any broker, finder or investment banker to act on its behalf in connection with this Agreement or the transactions contemplated hereby in such a manner as to give rise to a valid claim against any of the Shareholder Parties for any brokerage or finder's fee or other fees or commissions.


                                   ARTICLE IV

                                CERTAIN COVENANTS

                  SECTION 4.1. Distributions. If CREC purchases the Aggregate Subject Shares, any dividends or other distributions (whether payable in cash, stock or otherwise) by the Company with respect to the Aggregate Subject Shares with a record date after the occurrence of the Termination Event will belong to CREC. If any such dividend or distribution is paid by the Company to the Shareholder Parties, each Shareholder Party shall hold such dividend or distribution in trust for the benefit of CREC and shall promptly remit such dividend or distribution to CREC in exactly the form received, accompanied by appropriate instruments of transfer.

                  SECTION 4.2. Further Assurances. At the Closing and from time to time thereafter, the Shareholder Parties shall execute and deliver, or cause to be executed and delivered, at the expense of CREC, such additional or further transfers, assignments, endorsements, consents and other instruments as CREC may reasonably request for the purpose of effectuating the Subject Share Purchase and the other transactions contemplated by this Agreement.

                  SECTION 4.3. Shareholders' Agreement. If CREC purchases the Aggregate Subject Shares, the Shareholder Parties and CREC shall use their reasonable best efforts to cause the Company to execute and deliver the Shareholders' Agreement.

                  SECTION 4.4. HSR Act. Each of CREC (or its ultimate parent entity) and the Principal Shareholders (as the ultimate parent entities of the Company) shall promptly file or cause to be filed with the FTC and the Antitrust Division notification and report forms pursuant to the HSR Act relating to the Subject Share Purchase and the other transactions contemplated by this Agreement (which notification and report forms may, to the extent permitted by the HSR Act, be the same as those filed by such parties in

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connection with the Merger pursuant to the terms of the Merger Agreement). CREC and the Principal Shareholders shall promptly respond to any request for additional information or documentary material by the FTC or the Antitrust Division and shall cooperate with each other in order to ensure that all waiting periods (and any extension thereof) applicable to the consummation of the Subject Share Purchase and the other transactions contemplated by this Agreement under the HSR Act expire or are terminated as promptly as practicable.


                                    ARTICLE V

                                 INDEMNIFICATION

                  SECTION 5.1. Indemnification by the Shareholder Parties. In accordance with the terms and subject to the conditions of this Article V, the Shareholder Parties shall jointly and severally indemnify and hold harmless CREC and its Representatives for, from and against any and all demands, claims, actions, causes of action, proceedings, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) which are asserted against, imposed upon or incurred by any such Person as a result of or in connection with the breach or alleged breach by the Shareholder Parties of any of their representations, warranties, covenants or agreements contained in this Agreement (the "CREC Claims"); provided, however, that the Shareholder Parties shall only be obligated to indemnify CREC and their respective Representatives pursuant to this Section 5.1 if and to the extent that the aggregate of all CREC Claims for which any Persons have sought or are seeking indemnification hereunder exceeds $50,000.

                  SECTION 5.2.   Indemnification by CREC.

                  (a) In accordance with the terms and subject to the conditions of this Article V, CREC shall indemnify and hold harmless the Shareholder Parties and their Representatives for, from and against any and all demands, claims, actions, causes of action, proceedings, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) which are asserted against, imposed upon or incurred by any such Person as a result of or in connection with the breach or alleged breach by CREC of any of its representations, warranties, covenants or agreements contained in this Agreement (the "Shareholder Party Breach Claims"); provided, however, that CREC shall only be obligated to indemnify the Shareholder Parties and their Representatives pursuant to this Section 5.2(a) if and to the extent that the aggregate of all Shareholder Party Breach Claims for which any Persons have sought or are seeking indemnification hereunder exceeds $50,000.

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                  (b) In addition to the indemnification provided for in
paragraph (a) above, in accordance with the terms and subject to the conditions of this Article V, CREC shall indemnify and hold harmless the Shareholder Parties, in their capacities as majority shareholders or controlling persons of the Company (but not in their capacities as general partners of any partnership or trustees of any trust owing fiduciary duties or obligations to the partners of any such partnership or beneficiaries of any such trust) for, from and against (i) any and all demands, claims, actions, causes of action or proceedings made or brought by a shareholder of the Company (whether on behalf of such shareholder or derivatively in the name and on behalf of the Company) alleging a breach of the duties and obligations of the Shareholder Parties to the Independent Shareholders or the Company which arises out of or is based upon this Agreement or the Voting Agreement or the Subject Share Purchase or the other transactions contemplated hereby or thereby or any action or omission taken or omitted to be taken by the Shareholder Parties in order to effectuate any such transactions and (ii) any and all assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) which are asserted against, imposed upon or incurred by any such Shareholder Party as a result of or in connection with any such demands, claims, actions, causes of action or proceedings (the "Shareholder Party Controlling Person Claims" and, together with the "Shareholder Party Breach Claims," the "Shareholder Party Claims").

                  SECTION 5.3. Third-Party Claims; Procedures. The obligations of the parties provided for under Sections 5.1 and 5.2 hereof in respect of any CREC Claims or Shareholder Party Claims, as the case may be ("Claims"), made or asserted by a third party ("Third-Party Claims") shall be performed in accordance with the following procedures:

                  (a) Each Person entitled to indemnification under Section 5.1 or 5.2 hereof (each, an "Indemnified Party") shall give the party or parties from whom it is seeking indemnification hereunder (collectively, the "Indemnifying Party") written notice as promptly as reasonably practicable after the written assertion of any Third-Party Claim or commencement of any action, suit or proceeding in respect thereof; provided, however, that, if an Indemnified Party fails to give Indemnifying Party written notice as provided herein, Indemnifying Party shall only be relieved of its obligations under this
Article V in respect of such Third-Party Claim if and to the extent that the Indemnifying Party is materially prejudiced thereby (whether as a result of the forfeiture of substantive defenses or otherwise).

                  (b) Promptly after receipt of written notice of a Third-Party Claim as contemplated by Section 5.3(a), the Indemnifying Party shall (or, in the case of the Shareholder Parties, may in their sole discretion elect to) assume the defense of such Third- Party Claim with counsel reasonably satisfactory to the Indemnified Party; provided,

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however, that (i) if the Indemnifying Party fails, within a reasonable time after receipt of written notice of such Third-Party Claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall have the right to undertake the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party (upon notifying the Indemnified Party of its election to do so) to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party at any time prior to the settlement, compromise, judgment or other final determination thereof, (ii) if in the reasonable judgment of the Indemnified Party a direct or indirect conflict of interest exists between the Indemnified Party and the Indemnifying Party in respect of the Third-Party Claim, the Indemnified Party shall (upon written notice to the Indemnifying Party of its election to do so) have the right to undertake the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account and risk of the Indemnifying Party (it being understood and agreed that the Indemnifying Party shall not be entitled to assume the defense of such Third-Party Claim), (iii) if the Indemnified Party in its sole discretion so elects, it shall be entitled to employ separate counsel and to participate in the defense of such Third-Party Claim (and the Indemnifying Party shall cooperate with the Indemnified Party so as to allow it to participate in the defense thereof), but the fees and expenses of counsel so employed shall (except as otherwise contemplated by clauses (i) and (ii) above) be borne solely by the Indemnified Party and (iv) the Indemnifying Party shall not (A) settle or compromise any Third-Party Claim, or consent to the entry of any judgment relating thereto, that does not include as an unconditional term thereof the grant by the claimant or plaintiff to each Indemnified Party of a release from any and all liability in respect thereof or (B) settle or compromise any Third-Party Claim, or consent to the entry of any judgment relating thereto, that would materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments fully paid by the Indemnified Party, without the prior written consent of the Indemnified Party.


                                   ARTICLE VI

                                  MISCELLANEOUS

                  SECTION 6.1. Survival of Representations and Warranties. The representations and warranties made by CREC and the Shareholder Parties in this Agreement shall survive the Subject Share Purchase and shall continue in effect after the Closing Date.

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                  SECTION 6.2. Expenses. Except as expressly provided herein, all fees and expenses incurred by any of the parties hereto in connection with this Agreement or any of the transactions contemplated hereby shall be borne and paid solely by the party incurring such fees and expenses.

                  SECTION 6.3. Public Announcements. The timing and content of any public announcement by any party with respect to this Agreement will be mutually agreed upon by the Principal Shareholders and CREC, except as otherwise required by applicable law, stock exchange requirements or Nasdaq designation requirements. If either the Principal Shareholders or CREC determine that a public announcement is required by applicable law, stock exchange requirements or Nasdaq designation requirements, prior to making such announcement, it will consult with the other party regarding the substance thereof.

                  SECTION 6.4. Action in Shareholder Capacity Only. Each of the Shareholder Parties makes no agreement or understanding herein as a director or officer of Company. Each of the Shareholder Parties is entering into this Agreement solely in his, her or its capacity as a record and beneficial owner of Shares, and nothing contained herein shall limit or affect, or impose any obligation with respect to, any actions taken by such Shareholder Party in his, her or its capacity as a director or officer of Company.

                  SECTION 6.5. Termination. This Agreement may be terminated either by CREC or by the Shareholder Parties jointly if the Subject Share Purchase shall not have been consummated prior to or on the later of (i) 30 days after termination of the Merger Agreement in accordance with its terms or (ii) December 31, 1997; provided, however, that the party or parties seeking to terminate this Agreement shall have diligently and in good faith performed or complied in all material respects with the agreements and covenants required to be performed by them hereunder.

                  SECTION 6.6. Notices. All notices and other communications hereunder shall be in writing and shall be given by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by cable, telex or facsimile transmission to the parties at their respective addresses set forth in Section 11.3 of the Merger Agreement (or at such other address as any party shall have furnished to the others in accordance with the terms of this Section 6.6). All notices and other communications hereunder that are addressed as provided in or pursuant to this Section 6.6 shall be deemed duly and validly given (a) if delivered in person, upon delivery, (b) if delivered by registered or certified mail (return receipt requested and with postage paid thereon), 72 hours after being placed in a depository of the United States mails and (c) if delivered by

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
cable, telex or facsimile transmission, upon transmission thereof and receipt of the appropriate answerback.

                  SECTION 6.7. Amendments; Waivers. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with any term or provision hereof may be waived only by a written instrument executed by each party entitled to the benefits of the same. No failure to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

                  SECTION 6.8. Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings and all contemporaneous oral agreements and understandings among the parties or any of them with respect to the subject matter hereof.

                  SECTION 6.9. Parties in Interest; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (it being understood and agreed that, except as expressly provided in this Agreement, nothing contained herein is intended to confer any rights, benefits or remedies of any kind or character on any other Person under or by reason of this Agreement). No party may assign this Agreement without the prior written consent of each of the other parties hereto; provided, however, that CREC may assign this Agreement to any Qualified Centex Subsidiary without the consent of any other party, but such assignment shall not relieve CREC of any of its obligations hereunder to the extent that such obligations are not performed by the assignee. It is expressly understood and agreed that any attempted or purported assignment by any party of this Agreement in violation of this Section 6.9 shall be null and void.

                  SECTION 6.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any principles of conflicts of laws that would result in the application of the laws of any other jurisdiction.

                  SECTION 6.11. Severability. In the event that any provision contained herein shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any such provision in every other respect and the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not be in any way impaired thereby.

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                  SECTION 6.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof. Accordingly, the parties agree that each of them shall be entitled to injunctive relief to prevent breaches of the terms of this Agreement and to specific performance of the terms hereof, in addition to any other remedy now or hereafter available at law or in equity, or otherwise.

                  SECTION 6.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the date first above written.


                                  CENTEX REAL ESTATE CORPORATION


                                  By: /s/ LAURENCE E. HIRSCH
                                      __________________________________________
                                          Laurence E. Hirsch
                                          Chairman of the Board



                                  /s/ AL R. GHELFI
                                  __________________________________________
                                      Al R. Ghelfi


                                  /s/ JANET M. GHELFI
                                  _____________________________________________
                                      Janet M. Ghelfi

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
                                  JANAL LIMITED PARTNERSHIP

                                  By: THE 1994 ALSONS TRUST, created
                                       February 9, 1994, general partner



                                  By: /s/ JANET M. GHELFI
                                      __________________________________________
                                          Janet M. Ghelfi,
                                          Independent Trustee


                                  By: /s/ AL R. GHELFI
                                      __________________________________________
                                          Al R. Ghelfi,
                                          Family Trustee

                                  By: ALFRED AND JANET GHELFI TRUST,
                                      created August 24, 1989, general partner



                                  By: /s/ AL R. GHELFI
                                      __________________________________________
                                          Al R. Ghelfi,
                                          Trustee


                                  By: /s/ JANET M. GHELFI
                                      __________________________________________
                                          Janet M. Ghelfi,
                                          Trustee

                                                                       EXHIBIT A
                                                   (to Stock Purchase Agreement)

                                 SUBJECT SHARES



                                                               NUMBER
SHAREHOLDER PARTIES                                           OF SHARES
-------------------                                           ---------
Al R. Ghelfi and Janet M. Ghelfi                               103,389
Janal Limited Partnership                                      943,899
                                                             ---------
                                Total                        1,047,288
                                                             =========

                                                                       EXHIBIT B
                                                   (to Stock Purchase Agreement)
================================================================================

                             SHAREHOLDERS' AGREEMENT

                                      AMONG

                             CAVCO INDUSTRIES, INC.

                                       AND

                       THE SHAREHOLDERS IDENTIFIED HEREIN



                          DATED AS OF           , 1997

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I - CORPORATE GOVERNANCE ........................................      2
         SECTION 1.1. Board of Directors ................................      2
         SECTION 1.2. Dividends .........................................      3
         SECTION 1.3. Intercompany Indebtedness .........................      3
         SECTION 1.4. Actions Requiring Supermajority Board Vote ........      4
         SECTION 1.5. Fiscal Year .......................................      6
         SECTION 1.6. Certain Restrictions ..............................      6

ARTICLE II - TRANSFER OF SHARES; RIGHTS OF PURCHASE AND SALE ............      7
         SECTION 2.1. General Restrictions on Transfer ..................      7
         SECTION 2.2. Pledge of Shares ..................................      8
         SECTION 2.3. Voluntary Transfer; Right of Participation ........      9
         SECTION 2.4. Involuntary Transfer ..............................     10
         SECTION 2.5. Put Option ........................................     10
         SECTION 2.6. Call Option .......................................     11
         SECTION 2.7. Appraisal of Additional Businesses ................     11
         SECTION 2.8. Purchase Price ....................................     12
         SECTION 2.9. Closing ...........................................     12
         SECTION 2.10.HSR Act ...........................................     13
         SECTION 2.11.Effect of Prohibited Transfer .....................     13

ARTICLE III - REPRESENTATIONS AND WARRANTIES ............................     14
         SECTION 3.1. Representations and Warranties of the Company .....     14
         SECTION 3.2. Representations and Warranties of the Major
                      Shareholders ......................................     15

ARTICLE IV - DEFINITIONS; ACCOUNTING MATTERS ............................     17
         SECTION 4.1. Certain Definitions ...............................     17
         SECTION 4.2. Certain Accounting Matters ........................     25

ARTICLE V - MISCELLANEOUS ...............................................     26
         SECTION 5.1. Legend ............................................     26
         SECTION 5.2. Termination .......................................     27
         SECTION 5.3. Further Assurances; Frustration of Purposes .......     27
         SECTION 5.4. Fees and Expenses .................................     27

         SECTION 5.5. Certain Reports ......................................  27
         SECTION 5.6. Determination of Certain Amounts; Dispute Resolution .  28
         SECTION 5.7. Notices ..............................................  29
         SECTION 5.8. Effectiveness ........................................  31
         SECTION 5.9. Amendment; Waivers ...................................  31
         SECTION 5.10.Entire Agreement .....................................  31
         SECTION 5.11.Parties in Interest; Assignment ......................  31
         SECTION 5.12.Governing Law ........................................  32
         SECTION 5.13.Severability .........................................  32
         SECTION 5.14.Specific Performance .................................  32
         SECTION 5.15.Default Interest .....................................  32
         SECTION 5.16.Counterparts .........................................  32

                             SHAREHOLDERS' AGREEMENT

         This SHAREHOLDERS' AGREEMENT, entered into as of _______________, 1997 (the "Agreement"), by and among CAVCO INDUSTRIES, INC., an Arizona corporation (the "Company"), CENTEX REAL ESTATE CORPORATION, a Nevada corporation ("CREC"), AL R. GHELFI, JANET M. GHELFI and JANAL LIMITED PARTNERSHIP, an Arizona limited partnership ("Janal Partnership"),


                              W I T N E S S E T H:


         WHEREAS, as of December 4, 1996, CREC, Al R. Ghelfi, Janet M. Ghelfi and Janal Partnership entered into a Stock Purchase Agreement (the "Stock Purchase Agreement");

         WHEREAS, concurrently with the execution and delivery of this Agreement, the parties to the Stock Purchase Agreement are consummating the transactions contemplated thereby, including, but not limited to, the sale by the Ghelfi Shareholders of an aggregate of 1,047,288 shares of common stock, par value $.05 per share ("Common Stock"), of the Company (the "Subject Share Purchase");

         WHEREAS, after giving effect to the consummation of the Subject Share Purchase, the parties hereto other than the Company own an aggregate of 1,830,729 shares of Common Stock;

         WHEREAS, the Stock Purchase Agreement provides that CREC and the Ghelfi Shareholders (the "Major Shareholders") will (i) execute and deliver this Agreement concurrently with the consummation of the Subject Share Purchase and
(ii) use their reasonable best efforts to cause the Company to execute and deliver this Agreement;

         WHEREAS, the parties hereto deem it to be in their best interests to provide for consistent and uniform management of the Company;

         WHEREAS, the parties hereto desire to restrict the Transfer (as hereinafter defined) of shares of Common Stock, whether issued and outstanding on the date hereof or issued from time to time hereafter, by the Major Shareholders and to provide for certain rights and obligations of the Major Shareholders in respect of the purchase and sale of such shares;

         WHEREAS, the parties hereto desire to evidence their agreement with respect to certain other matters in relation to the Company and the issued and outstanding shares of Common Stock; and

         WHEREAS, capitalized terms used in any provision of this Agreement but not defined in such provision have the respective meanings set forth in Section 4.1;

         NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                              CORPORATE GOVERNANCE

         SECTION 1.1. Board of Directors. Each Major Shareholder shall use its best efforts and take all actions within its power (including, but not limited to, the voting of shares of Common Stock owned by such Major Shareholder at any annual or special meeting of the shareholders of the Company, or in any action by written consent in lieu of a meeting) to effectuate and carry out the following provisions:

         (a) The Company shall at all times be managed by or under the direction of a Board of Directors consisting of five persons (or, if CREC elects to designate any directors who are independent of the Company and the Major Shareholders pursuant to paragraph (b) below, such greater number as shall be required in order for such independent directors to serve on the Board of Directors).

         (b) The members of the Board of Directors of the Company shall at all times be designated and elected as follows: (i) so long as the Ghelfi Shareholders own the Option Shares, two members of the Board of Directors shall be designated by the Ghelfi Shareholder Representative; and (ii) all of the remaining members of the Board of Directors shall be designated by CREC. The directors initially designated by the Ghelfi Shareholder Representative are Al
R. Ghelfi and Brent M. Ghelfi. The directors initially designated by CREC are Laurence E. Hirsch, David W. Quinn and William J Gillilan III.

         (c) In the event that any vacancy is created on the Board of Directors of the Company by reason of the death, resignation or removal of any director, such vacancy shall be filled by a substitute director designated by the party or parties entitled to designate the director whose death, resignation or removal created such vacancy.

         (d) A director shall be removed if, and only if, the party or parties entitled to designate such director deliver a written notice to the Company stating that such director shall be removed and replaced with a substitute director designated in such notice.

         (e) The Board of Directors of the Company shall meet no less frequently than once each calendar quarter.

         SECTION 1.2. Dividends. The Company shall (and each Major Shareholder shall use its best efforts and take all actions within its power to cause the Company to) declare and pay to the holders of its Common Stock (i) cash dividends in an amount equal to 20% of the Adjusted Consolidated Net Income of the Company for each Dividend Period, which dividends shall be paid within 120 days after the end of such Dividend Period to the holders of record of shares of Common Stock as of the opening of business on the last day thereof, and (ii) dividends in an amount equal to (and in the same form as) the net proceeds received by the Company or any of its Subsidiaries from the sale or other disposition of the Leasing Business, which dividends shall be paid within 30 days after the receipt of such proceeds to the holders of record of shares of Common Stock as of the date of consummation of the sale or other disposition of the Leasing Business.

         SECTION 1.3. Intercompany Indebtedness. Each Major Shareholder shall use its best efforts and take all actions within its power to cause all Intercompany Indebtedness to bear interest at the Intercompany Rate; provided, however, that if the directors designated by the Ghelfi Shareholder Representative shall have proposed an Eligible Capital Project for consideration by the Board of Directors of the Company but, notwithstanding the affirmative vote in favor of such Eligible Capital Project by the directors so designated, the Board of Directors shall have rejected such project or deferred consideration thereof (it being understood and agreed that each Major Shareholder shall use its best efforts and take all actions within its power to cause the directors designated by it to consider in good faith any Eligible Capital Project proposed by the directors designated by the Ghelfi Shareholder Representative), then the Eligible Capital Project Deficit Amount shall bear interest at a rate of 12.5% per annum.

         SECTION 1.4. Actions Requiring Supermajority Board Vote. The Company shall not (and each Major Shareholder shall use its best efforts and take all actions within its power to cause the Company not to) take any of the following actions unless approved by a Supermajority Board Vote:

         (a) an amendment to the Charter or Bylaws of the Company that abolishes or alters in any material respect the rights, privileges or preferences of the holders of Common Stock or the rights, privileges or immunities of directors or officers of the Company;

         (b) a consolidation of the Company with, or merger of the Company with or into, any Person;

         (c) a sale, lease, pledge, transfer or other disposition to any Person (other than a wholly owned Subsidiary of the Company) of (i) all or substantially all of the properties and assets of the Company or (ii) any properties or assets of the Company or any of its Subsidiaries (other than (A) properties or assets used in connection with the Additional Businesses or (B) manufactured housing units or other products sold, leased, transferred or otherwise disposed of in the ordinary course of business) with a fair market value in excess of $2,000,000;

         (d) a sale, transfer or other disposition to any Person (other than a wholly owned Subsidiary of the Company) of the Leasing Business (whether in the form of a stock sale, asset sale, merger or otherwise);

         (e) a change in the general nature of the Principal Businesses as conducted by the Company and its Subsidiaries as of the date hereof;

         (f) the issuance or transfer to any Person (other than a wholly owned Subsidiary of the Company) of any shares of Common Stock or other Capital Stock of the Company or any of its Subsidiaries;

         (g) the acquisition of any shares of Common Stock or other Capital Stock of the Company or any of its Subsidiaries;

         (h) the approval of the Annual Budget for any fiscal year of the Company;

         (i) an acquisition of a business (whether in the form of a stock purchase, asset purchase, merger or otherwise) or operating properties or assets from any Person (A) not related to or for use in the Principal Businesses or (B) for a purchase price in excess of $5,000,000, other than as contemplated by the Annual Budget for the fiscal year of the Company in which such acquisition is consummated;

         (j) the approval of a project that would require the Company or any of its Subsidiaries to make an investment or capital expenditure in an aggregate amount exceeding $2,000,000, unless such investment or capital expenditure is contemplated by the Annual Budget for the fiscal year of the Company in which such investment or capital expenditure is to be made;

         (k) a determination not to have the consolidated financial statements for any fiscal year of the Company and its consolidated subsidiaries audited by a firm of independent public accountants or to have such consolidated financial statements audited by any firm other than Arthur Andersen, LLP;

         (l) a change in the fiscal year of the Company, other than as contemplated by Section 1.5;

         (m) the payment of any dividend in respect of the Common Stock or other Capital Stock of the Company not required to be declared and paid pursuant to Section 1.2;

         (n) any payment or reimbursement by the Company or any of its Subsidiaries to CREC or any of its Affiliates of any Prohibited Intercompany Charges;

         (o) any sale or lease of goods by CREC or any of its Affiliates (other than the Company or any of its Subsidiaries) to the Company or any of its Subsidiaries, or by the Company or any of its Subsidiaries to CREC or any of its Affiliates (other than the Company or any of its Subsidiaries), except on terms that are at least as favorable to the Company and its Subsidiaries as could be obtained in an arm's-length transaction with an unaffiliated third party;

         (p) any amendment to, or change in the terms of, the Tax Agreement that is material and adverse to the Company;

         (q) the appointment or dismissal of the chief executive officer or the chief financial officer of the Company;

         (r) the filing of any petition seeking to reorganize the Company pursuant to, or to obtain relief under, any federal or state bankruptcy or insolvency law; and

         (s) the dissolution, liquidation or winding-up of the affairs of the Company.

         Each party hereto acknowledges and agrees that, to the fullest extent permitted by law, with respect to the approval of the matters specified in this
Section 1.4 only, (i) the members of the Board of Directors designated by the Ghelfi Shareholders shall have the right to act and vote as directors of the Company in a manner determined by them as necessary or advisable to preserve and protect the rights and interests of the Ghelfi Shareholders and the shareholders of the Company other than the Major Shareholders, and except as expressly provided herein, shall have no duty or obligation to give any consideration to any interest of CREC and (ii) the members of the Board of Directors designated by CREC shall have the right to act and vote as directors of the Company in a manner determined by them as necessary or advisable to preserve and protect the rights and interests of CREC and the shareholders of the Company other than the Major Shareholders, and except as expressly provided herein, shall have no duty or obligation to give any consideration to any interest of the Ghelfi Shareholders.

         SECTION 1.5. Fiscal Year. The Company shall (and each Major Shareholder shall use its best efforts and take all actions within its power to cause the Company to) cause the fiscal year of the Company to be the 12-month period commencing on the first day of April in each year and ending on the last day of March in the next succeeding year, with the first such fiscal year to commence on April 1, 1997 and end on March 31, 1998.

         SECTION 1.6. Certain Restrictions. No Major Shareholder shall grant any proxy, other than to an officer of the Company designated by the Board of Directors (or, in the case of a Ghelfi Shareholder, the Ghelfi Shareholder Representative), or enter into or agree to be bound by any voting trust agreement or arrangement of any kind with respect to any shares of Common Stock, nor shall any Major Shareholder enter into any shareholder agreement or arrangement of any kind with respect to any shares of Common Stock inconsistent with the provisions of this Agreement, including, but not limited to, any agreement or arrangement with respect to the voting of shares of Common Stock, or act as a member of a group or in concert with any other Person in connection with the acquisition of shares of Common Stock in any manner inconsistent with the provisions of this Article I.

                                   ARTICLE II

                               TRANSFER OF SHARES;
                           RIGHTS OF PURCHASE AND SALE

         SECTION 2.1. General Restrictions on Transfer.

         (a) No Major Shareholder shall effect a Transfer of any shares of Common Stock owned or held by such Major Shareholder unless (i) the certificate or certificates representing such shares bear a legend as provided in Section
5.1 hereof to the effect that such shares have not been registered under the Securities Act and that the Transfer thereof is subject to the terms of this Agreement, (ii) the Transferee shall have executed, as a condition to obtaining ownership of the shares of Common Stock, an appropriate document (a "Supplemental Agreement") in which the Transferee agrees that its ownership of such shares shall be subject to, and that the Transferee shall comply with, all of the terms and conditions of this Agreement (including, but not limited to, the restrictions on Transfer set forth in this Section 2.1) and that the Transferee shall not effect any Transfer of such shares except in compliance with the provisions hereof and in which the Transferee confirms that the representations and warranties contained in Section 3.2 are true and correct with respect to such Transferee as of the date of the Supplemental Agreement and
(iii) the Supplemental Agreement shall have been promptly delivered to the Company and approved (as to its conformity with the requirements of this Section 2.1) by it in its reasonable discretion prior to the acquisition by such Transferee of the shares of Common Stock. The Company shall not unreasonably withhold or delay its approval of any Supplemental Agreement. A Transferee that is not already a party to this Agreement, by executing a Supplemental Agreement approved by the Company as hereinabove provided, shall become a Major Shareholder for all purposes of this Agreement and shall have the same rights and shall be subject to the same restrictions as the Major Shareholder effecting the Transfer.

         (b) No Major Shareholder shall effect a Transfer of any shares of Common Stock owned or held by such Major Shareholder if such action would constitute a violation of any applicable registration or qualification requirements of the Securities Act or any state securities or blue sky laws. In the event of any disagreement between a Major Shareholder and the Company as to whether or not a proposed Transfer would result in a violation of the applicable registration or qualification requirements of the Securities Act or any state securities or blue sky laws, such Major Shareholder shall deliver to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such proposed Transfer would not result in such a violation, which opinion shall state the basis of the legal conclusions expressed therein. The delivery of such opinion shall be deemed to constitute compliance with the provisions of this
Section 2.1(b) unless, within ten days after receipt thereof, the Company notifies the Major Shareholder in writing that, in the judgment of the Company based upon the advice of its counsel, the proposed Transfer would result in such a violation.

         (c) During the period commencing on the date hereof and ending on the fifth anniversary of the date hereof, except as expressly contemplated by this Article II, no Major Shareholder shall effect a Transfer of any shares of Common Stock owned or held by such Major Shareholder to any Person other than a Permitted Transferee unless (i) in the case of any Transfer by a Ghelfi Shareholder, such Transfer shall have been approved in writing by CREC or (ii) in the case of any Transfer by CREC, such Transfer shall have been approved in writing by the Ghelfi Shareholder Representative. CREC or the Ghelfi Shareholder Representative, as the case may be, shall have the right to grant or withhold any approval required under this paragraph (c) in its or his sole discretion and, in doing so, shall be entitled to consider only such interests and factors as it or he deems appropriate and shall have no duty or obligation to give any consideration to any other interest of, or factor affecting, any other party to this Agreement.

         SECTION 2.2. Pledge of Shares. A Major Shareholder shall have the right to pledge any shares of Common Stock owned or held by such Major Shareholder to a commercial bank, savings and loan association or other lending or financial institution or to a Permitted Transferee as security for any bona fide Indebtedness of such Major Shareholder; provided, however, that no such pledge shall be made unless (i) the Person to which such pledge is made shall have executed an appropriate document (a "Pledgee Agreement") in which such Person agrees that, in the event of foreclosure or other realization upon such shares, such shares shall continue to be subject to the terms and conditions of this Agreement (including, but not limited to, the restrictions on Transfer set forth in Section 2.1) and that such Person shall not effect any Transfer of such shares except in compliance with the provisions hereof and (ii) the Pledgee Agreement shall have been promptly delivered to the Company and approved (as to its conformity with the requirements of this Section 2.2) by it in its reasonable discretion prior to the pledge of such shares. The Company shall not unreasonably withhold or delay its approval of any Pledgee Agreement.

         SECTION 2.3. Voluntary Transfer; Right of Participation.

         (a) If either a Ghelfi Shareholder or CREC (an "Offeror") desires to make a voluntary Transfer of any shares of Common Stock owned or held by such Offeror (other than a pledge permitted pursuant to Section 2.2) at any time after the fifth anniversary of the date of this Agreement to any Person other than a Permitted Transferee, such Offeror shall first submit to (i) in the case of a proposed Transfer by a Ghelfi Shareholder, CREC or (ii) in the case of a proposed Transfer by CREC, the Ghelfi Shareholder Representative (the "Offeree") a written notice (an "Offering Notice") pursuant to which such Offeror shall irrevocably offer to sell such shares of Common Stock (the "Offered Stock") to the Offeree. The Offering Notice shall specify (i) the number of shares of Offered Stock involved in the proposed Transfer, (ii) the proposed Offering Price (or, if the transaction involves the payment of consideration other than cash, a good faith estimate thereof), in the case of a sale or other Transfer for value, or a description of the proposed Transfer, in the case of a transaction other than a sale or other Transfer for value, (iii) the name and address of the prospective Transferee, (iv) the other terms of the proposed Transfer, if any, and (v) if applicable, the Participation Offer required to be included therein pursuant to paragraph (b) below. Within 30 days (or, if the Offeree is the Ghelfi Shareholder Representative, 180 days) after the receipt of an Offering Notice from the Offeror, the Offeree shall give written notice (a "First Refusal Response Notice") to the Offeror stating whether it elects to purchase the Offered Stock. If the Offered Stock is not purchased by the Offeree, the Offeror may make a Transfer of the Offered Stock to the Transferee named in the Offering Notice, but only in strict compliance with the terms therein stated and subject to the provisions of Section 2.1. If the Offeror shall fail to complete such a Transfer of the Offered Stock within 30 days after the delivery of the First Refusal Response Notice, the Offeror shall be required to submit another Offering Notice in order to make a Transfer of the Offered Stock in accordance with this Section 2.3(a).

         (b) If CREC delivers an Offering Notice to the Ghelfi Shareholder Representative pursuant to paragraph (a) above with respect to a voluntary sale or other Transfer of shares of Common Stock for value (a "CREC Sale Transaction"), CREC shall include in such notice an offer (a "Participation Offer") to include in such CREC Sale Transaction a number of shares owned by the Ghelfi Shareholders (which may be allocated among the Ghelfi Shareholders in such manner as is determined by the Ghelfi Shareholder Representative) equal to the product of (i) the aggregate number of shares of Common Stock proposed to be sold or otherwise transferred for value by CREC and (ii) a fraction the numerator of which is equal to the number of shares of Common Stock held by the Ghelfi Shareholders and denominator of which is equal to the number of shares of Common Stock held by all of the parties hereto. The Ghelfi Shareholder Representative shall deliver a written notice (a "Participation Offer Response Notice") to CREC within 30 days after the delivery of such Offering Notice stating whether the Ghelfi Shareholders elect to accept the Participation Offer and the number of shares to be sold by each Ghelfi Shareholder in connection therewith. Any Participation Offer made by CREC shall be conditioned upon the consummation of the sale by CREC of the shares of Common Stock specified in the Offering Notice pursuant to the CREC Sale Transaction. If the Ghelfi Shareholder Representative has accepted the Participation Offer on behalf of the Ghelfi Shareholders, CREC shall reduce the number of shares of Common Stock that it would otherwise have sold in the CREC Sale Transaction to the extent necessary to permit the Ghelfi Shareholders to sell the number of shares specified pursuant to this paragraph (b), and each of the Ghelfi Shareholders shall be obligated to sell the number of shares specified in the Participation Offer Response Notice to the proposed Transferee in accordance with the terms of such sale set forth in the Offering Notice.

         (c) Notwithstanding anything to the contrary contained herein, it is understood and agreed that any Transfer of shares of Common Stock contemplated by this Section 2.3 shall be subject to, and shall be effected in compliance with, the provisions of Section 2.1(a) and (b), including, but not limited to, the requirement that the Transferee execute a Supplemental Agreement in accordance with Section 2.1(a).

         SECTION 2.4. Involuntary Transfer. A Transfer of shares of Common Stock in connection with any bankruptcy, insolvency or similar proceedings involving a Major Shareholder or pursuant to any judicial order, legal process, execution or attachment with respect to a Major Shareholder or any other involuntary Transfer (other than a Transfer by will, trust or pursuant to the laws of intestate succession) shall be subject to the restrictions set forth in this Agreement, and in any such case, the Person seeking to effect such Transfer (the "Involuntary Transferor") shall be required to effect the same in compliance with the provisions set forth in Section 2.3 in all respects as if such Involuntary Transferor were an Offeror desiring to make a voluntary Transfer of such shares; provided, however, that, in the case of any such involuntary Transfer, if the Involuntary Transferor is not a Major Shareholder, in addition to the other information required to be set forth in the Offering Notice pursuant to Section 2.3, the Offering Notice shall specify the address of the Involuntary Transferor that is to be its location for notices and other communications hereunder.

         SECTION 2.5. Put Option. At any time during a Put Option Window Period, the Ghelfi Shareholders shall have the option (the "Put Option") to sell all, but not less than all, of the shares of Common Stock specified in Exhibit A hereto (the "Option Shares") to CREC at the applicable Purchase Price. The Ghelfi Shareholders shall be entitled to exercise the Put Option by delivering a written notice to CREC, executed by the Ghelfi Shareholder Representative on behalf of each of the Ghelfi Shareholders, at any time during a Put Option Window Period stating that the Ghelfi Shareholders irrevocably elect to exercise the Put Option. If the Ghelfi Shareholders exercise the Put Option, the Ghelfi Shareholders shall be obligated to sell to CREC, and CREC shall be obligated to purchase from the Ghelfi Shareholders, the Option Shares, upon the terms and subject to the conditions set forth herein.

         SECTION 2.6. Call Option. At any time during a Call Option Window Period, if the Put Option has not been exercised by the Ghelfi Shareholders, CREC shall have the option (the "Call Option") to purchase all, but not less than all, of the Option Shares from the Ghelfi Shareholders at the applicable Purchase Price. CREC shall be entitled to exercise the Call Option by delivering a written notice to the Ghelfi Shareholder Representative, executed by CREC, at any time during a Call Option Window Period stating that CREC irrevocably elects to exercise the Call Option. If CREC exercises the Call Option, the Ghelfi Shareholders shall be obligated to sell to CREC, and CREC shall be obligated to purchase from the Ghelfi Shareholders, the Option Shares, upon the terms and subject to the conditions set forth herein.

         SECTION 2.7. Appraisal of Additional Businesses. Within 30 days after the exercise of the Put Option or the Call Option, if the Company has not sold or otherwise disposed of or discontinued the Additional Businesses in their entirety, CREC and the Ghelfi Shareholder Representative shall jointly engage an Independent Appraiser for the purpose of determining the fair market value of all remaining portions of the Additional Businesses. The Independent Appraiser shall determine the fair market value of all remaining portions of the Additional Businesses based on such factors as it considers to be relevant, including, but not limited to, (i) the financial condition and results of operations of such businesses, (ii) the prospects for future growth of such businesses, (iii) if applicable, amounts paid in recent transactions involving companies engaged in businesses considered to be comparable to such businesses and (iv) if applicable, trading prices and values of comparable publicly traded companies. Upon reaching its determination, the Independent Appraiser shall prepare and deliver to CREC and the Ghelfi Shareholder Representative a report (the "Appraisal Report") stating its determination of the fair market value of all remaining portions of the Additional Businesses and setting forth in reasonable detail the method by which the same was determined. The determination of the fair market value of all remaining portions of the Additional Businesses set forth in the Appraisal Report shall be final, conclusive and binding on the parties. CREC and the Ghelfi Shareholders shall cooperate with each other and with the Independent Appraiser and shall provide the Independent Appraiser with such information as it may reasonably require. The fees and expenses of the Independent Appraiser shall be borne equally by CREC and the Ghelfi Shareholders.

         SECTION 2.8. Purchase Price. The purchase price (the "Purchase Price") to be paid for the purchase of shares of Common Stock by the parties hereto pursuant to this Article II shall be as follows:

         (a) in the case of a purchase of the Offered Stock by any party pursuant to Section 2.3 or 2.4, the applicable Purchase Price shall be (i) in the case of a voluntary sale or other Transfer for value, the Offering Price or
(ii) in the case of any other Transfer, the Base Price;

         (b) in the case of a purchase by CREC of the Option Shares upon the exercise of the Put Option pursuant to Section 2.5, the applicable Purchase Price shall be the product of (i) the Formula Price and (ii) the Retained Interest Fraction; or

         (c) in the case of a purchase by CREC of the Option Shares upon the exercise of the Call Option pursuant to Section 2.6, the applicable Purchase Price shall be the product of (i) the Formula Price and (ii) the Retained Interest Fraction (provided, however, that the Purchase Price determined pursuant to this paragraph (c) shall in no event be less than the Base Price).

         SECTION 2.9. Closing. The closing (the "Closing") of any purchase and sale of shares of Common Stock by a party hereto pursuant to this Article II (a "Share Purchase") shall take place at the principal office of the Company or at such other location as may be mutually agreed upon by the party purchasing such shares (the "Purchaser") and the party selling such shares (the "Seller") on such date and at such time as shall be specified by the Purchaser in a written notice (the "Closing Notice") delivered to the Seller as promptly as practicable after the Purchaser becomes entitled to purchase such shares in accordance with the provisions of this Agreement (or, if applicable, the date upon which the applicable Purchase Price for such shares is determined in accordance with the terms of this Agreement), which date shall be not less than ten nor more than 30 days after the date of such notice; provided, however, that if the condition to the obligations of the Purchaser and the Seller to consummate such Share Purchase set forth in Section 2.10 shall not have been satisfied as of the date specified in the Closing Notice, the date and time of the Closing shall be postponed until the first Business Day on which such condition shall have been satisfied. At the Closing, (i) the Seller shall deliver to Purchaser a certificate or certificates evidencing the shares of Common Stock to be sold by the Seller, duly endorsed in blank or accompanied by stock powers duly executed in blank or otherwise in a form acceptable for transfer on the books of the Company, and (ii) the Purchaser shall deliver to the Seller a certified or official bank check payable to the order of the Seller in an amount equal to the applicable Purchase Price, whereupon all right, title and interest in and to such shares of Common Stock will pass to the Purchaser. If the Seller fails to tender for transfer certificates evidencing the shares of Common Stock to be sold at the Closing, the Company will treat the Share Purchase as having been completed if the Purchaser delivers to the Company the aforementioned certified or official bank check (which the Company will hold in trust for the Seller), and the Seller thereafter will have no rights as a holder of such shares of Common Stock (including, but not limited to, any rights to vote such shares or receive dividends with respect thereto).

         SECTION 2.10. HSR Act. The respective obligations of the Purchaser and the Seller to consummate any Share Purchase pursuant to this Article II shall be subject to the condition that any waiting period applicable to such Share Purchase under the HSR Act shall have expired or been terminated. Each of the Purchaser and the Company (or, if applicable, their ultimate parent entities) shall promptly file or cause to be filed with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") notification and report forms pursuant to the HSR Act relating to a Share Purchase whenever required thereunder. The Purchaser and the Company (or, if applicable, their ultimate parent entities) shall promptly respond to any request for additional information or documentary material by the FTC or the Antitrust Division and shall cooperate with each other in order to ensure that all waiting periods (and any extension thereof) applicable to the consummation of the Share Purchase under the HSR Act expire or are terminated as promptly as practicable.

         SECTION 2.11. Effect of Prohibited Transfer. Any attempted or purported Transfer of shares of Common Stock in violation of the provisions of this
Article II shall not be effective to Transfer ownership of such shares to the purported Transferee, who shall not be entitled to any rights as a holder of Common Stock with respect to the shares of Common Stock attempted or purported to be Transferred. All rights with respect to any shares of Common Stock attempted or purported to be Transferred in violation of the aforementioned provisions shall remain the property of the Person who initially attempted or purported to transfer such shares in violation thereof. Upon a determination by the Board of Directors of the Company that there has been or is threatened an attempted or purported Transfer of shares of Common Stock in violation of the aforementioned provisions, the Board of Directors of the Company may take such action as it deems necessary or appropriate, including, but not limited to, refusing to give effect on the books of the Company to such attempted or purported Transfer or instituting legal proceedings to enjoin or rescind the same, to effectuate the purposes of this Article II.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Major Shareholders as follows:

         (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted.

         (b) The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings or shareholder actions on the part of or with respect to the Company are necessary to authorize this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof.

         (c) The execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not (i) conflict with, or result in any violation or breach of, any provision of the Charter or Bylaws of the Company or any of its Subsidiaries, (ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void, voidable or without further effect, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, contract or other instrument or document to which the Company or any of its Subsidiaries is a party or by which their respective properties or assets are bound or (iii) conflict with, or result in any violation of, any law, ordinance, statute, rule or regulation of any Governmental Authority or of any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to the Company or any of its Subsidiaries or their respective properties or assets.

         (d) There is no requirement applicable to the Company to obtain any consent, authorization or approval of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by the Company of this Agreement, the due performance by it of its obligations hereunder or the lawful consummation by it of the transactions contemplated hereby, except for any filings under the HSR Act contemplated by
Section 2.10.

         SECTION 3.2. Representations and Warranties of the Major Shareholders. Each Major Shareholder hereby represents and warrants to the Company and the other Major Shareholders as follows:

         (a) If such Major Shareholder is a corporation, such Major Shareholder is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. If such Major Shareholder is a partnership, such Major Shareholder is a partnership duly formed, validly existing and in good standing under the laws of the state of its formation and has all requisite partnership power and authority to own, lease and operate its properties and to carry on its business as presently conducted.

         (b) Such Major Shareholder has all necessary power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If such Major Shareholder is a corporation, the execution and delivery of this Agreement by such Major Shareholder have been duly and validly authorized by all necessary corporate action on the part of such Major Shareholder, and no other corporate proceedings or shareholder actions on the part of or with respect to such Major Shareholder are necessary to authorize this Agreement, the performance by such Major Shareholder of its obligations hereunder or the consummation by such Major Shareholder of the transactions contemplated hereby. If such Major Shareholder that is a partnership, the execution and delivery of this Agreement by such Major Shareholder have been duly and validly authorized by all necessary partnership action on the part of such Major Shareholder and all necessary action on the part of its partners, and no other proceedings or actions on the part of or with respect to such Major Shareholder or its partners are necessary to authorize this Agreement, the performance by such Major Shareholder of its obligations hereunder or the consummation by such Major Shareholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Major Shareholder and constitutes a legal, valid and binding obligation of such Major Shareholder, enforceable against such Major Shareholder in accordance with the terms hereof.

         (c) The execution and delivery by such Major Shareholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not (i) conflict with, or result in any violation or breach of, if such Major Shareholder is a corporation, any provision of the Charter or Bylaws of such Major Shareholder or, if such Major Shareholder is a partnership, any provision of the partnership agreement of such Major Shareholder or the Charter, Bylaws or other constitutive instruments of any of its partners, (ii) conflict with, result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void, voidable or without further effect, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, contract or other instrument or document to which such Major Shareholder Party is a party or by which its properties or assets are bound or (iii) assuming that any waiting period applicable to any Share Purchase by or involving such Major Shareholder under the HSR Act shall have expired or been terminated, conflict with, or result in any violation of, any law, ordinance, statute, rule or regulation of any Governmental Authority or of any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to such Major Shareholder or its properties or assets.

         (d) There is no requirement applicable to such Major Shareholder to obtain any consent, approval or authorization of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by such Major Shareholder of this Agreement, the due performance by it of its obligations hereunder or the lawful consummation by it of the transactions contemplated hereby, except for any filings under the HSR Act contemplated by Section 2.10.

         (e) If such Major Shareholder is Ghelfi Shareholder, such Major Shareholder has duly appointed the Ghelfi Shareholder Representative as its agent and representative to take all actions and make all decisions required or permitted to be taken or made by the Ghelfi Shareholder Representative in accordance with this Agreement and in connection with the transactions contemplated hereby, and all actions and decisions so taken or made shall be binding in all respects on such Major Shareholder.

                                   ARTICLE IV

                                  DEFINITIONS;
                               ACCOUNTING MATTERS

         SECTION 4.1. Certain Definitions.

         (a) As used herein, the terms set forth below shall have the following respective meanings:

         "Additional Businesses" means the Leasing Business and the Real Estate Development Business.

         "Adjusted Consolidated Net Income" means, with respect to the Company for any period, the Consolidated Net Income of the Company for such period, adjusted to exclude (to the extent included in computing Consolidated Net Income) each of the following:

         (i) all income, expenses, gains or losses arising from the Additional Businesses;

         (ii) all gains or losses which are extraordinary (as determined in accordance with GAAP);

         (iii) all income, expenses, gains or losses arising from the sale or other disposition of assets outside the ordinary course of business;

         (iv) all interest, if any, expensed by the Company or its consolidated subsidiaries during such fiscal year in respect of any Excluded Debt;

         (v) all gains or losses arising from investments in marketable securities; and

         (vi) all charges or credits relating to the amortization of acquisition costs, intangible assets, deferred taxes (and all write downs of any such items) and similar charges or credits for depreciation or amortization arising from any purchase accounting adjustments and write downs or reserves attributable to purchase accounting write ups as a result of the Merger and the other transactions contemplated by the Merger Agreement or any future reorganization or restructuring of the Company or its Subsidiaries.

         "Adjusted EBT" means, with respect to the Company for any period, the Adjusted Consolidated Net Income of the Company for such period, adjusted to exclude (to the extent included in computing Adjusted Consolidated Net Income) consolidated income tax expense for such fiscal year.

         "Affiliate" means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether by contract or otherwise.

         "Annual Budget" means, with respect to the Company for any fiscal year, a budget prepared by the management of the Company and approved by the Board of Directors reflecting, among other things, projected expenditures (including marketing and sales expenditures) and capital outlays by the Company and its Subsidiaries for such fiscal year.

         "Availability Date" means the date upon which audited financial statements of the Company for any fiscal year are distributed to the Major Shareholders in accordance with Section 5.5(b).

         "Base Price" means the product of (i) the number of shares of Common Stock to be sold by a party hereto pursuant to the applicable provision of
Article II and (ii) $26.75.

         "Business Day" means any day except a Saturday, Sunday or federal holiday.

         "Bylaws" means, with respect to any corporation, the bylaws of such corporation, as in effect from time to time.

         "Call Option Window Period" means a period of 60 days after the Availability Date with respect to the audited financial statements of the Company for the fiscal year ending March 31, 2002 and each even numbered fiscal year thereafter.

         "Capital Stock" means, with respect to any corporation, all shares, interests, participations or other equivalents of capital stock of such corporation, however designated, and any warrants, options or other rights to purchase or acquire any such capital stock and any securities convertible into or exchangeable for any such capital stock.

         "Centex" means Centex Corporation.

         "Charter" means, with respect to any corporation, the certificate or articles of incorporation (or similar governing document) of such corporation, as in effect from time to time.

         "Consolidated Net Income" means, with respect to the Company for any period, the net income (or loss) of the Company and its consolidated subsidiaries for such period, determined in accordance with GAAP, applied on a basis consistent with the Company's past practices as reflected in the most recent audited financial statements of the Company delivered to CREC prior to the date hereof.

         "Dividend Period" means (i) the period commencing on the date of this Agreement and ending on March 31, 1998 and (ii) each subsequent period commencing on the day after the end of the immediately preceding Dividend Period and ending on the earlier of (A) the last day of the then current fiscal year of the Company or (B) the Closing Date of any purchase of shares of Common Stock by a party hereto pursuant to the provisions of Article II.

         "Eligible Capital Project" means any investment or capital project which is reasonably projected to generate an average annual return on investment by the Company and its Subsidiaries (excluding the effect of any projected income tax or interest expense) in excess of 20% in accordance with the criteria and methodology normally used by CREC in evaluating similar investments made by CREC and its Subsidiaries.

         "Eligible Capital Project Deficit Amount" means, with respect to an Eligible Capital Project, the portion of the Excess Intercompany Indebtedness outstanding from time to time which, if repaid by CREC, would have been available for use to fund such Eligible Capital Project if such project had been approved by the Board of Directors and had been implemented by the Company in accordance with the financial and operating plans submitted to the Board of Directors by the directors designated by the Ghelfi Shareholder Representative.

         "Excess Intercompany Indebtedness" means the excess, if any, of (i) the net amount of any Intercompany Indebtedness owing by CREC or any of its Affiliates (other than the Company and its Subsidiaries) to the Company or any of its Subsidiaries over (ii) $3,000,000.

         "Excluded Debt" means all indebtedness and related finance charges and expenses incurred to finance the Merger and the other transactions contemplated by the Merger Agreement.

         "Formula Price" means the sum of the following amounts:

         (i)      the applicable amount set forth below in paragraph (A), (B) or
(C) below:

         (A) in the case of a sale of the Option Shares to CREC upon the exercise of the Put Option after the Availability Date with respect to the financial statements for the fiscal year ending March 31, 2000 (but prior to the Availability Date for the financial statements for the next succeeding fiscal year), an amount equal to six times the Adjusted EBT of the Company for such fiscal year;

         (B) in the case of a sale of the Option Shares to CREC upon the exercise of the Put Option after the Availability Date with respect to the financial statements for the fiscal year ending March 31, 2001 (but prior to the Availability Date for the financial statements for the next succeeding fiscal year), an amount equal to seven times the Adjusted EBT of the Company for such fiscal year; or

         (C) in the case of a sale of the Option Shares to CREC upon the Exercise of the Put Option at any time after the Availability Date with respect to the financial statements for the fiscal year ending March 31, 2002 or upon the exercise of the Call Option at any time, an amount equal to eight times the Adjusted EBT of the Company for such fiscal year;

         (ii) the fair market value of all remaining portions of the Additional Businesses as set forth in the Appraisal Report; and

         (iii) the aggregate amount of the net proceeds received by the Company and its Subsidiaries from any sale or other disposition of all or any part of the properties, assets and operations of the Real Estate Development Business held by the Company as of the date hereof (including the stock of any Subsidiary of the Company engaged in such business).

         "GAAP" means generally accepted accounting principles as in effect in the United States on the date of the Merger Agreement.

         "Ghelfi Shareholder Representative" means Al R. Ghelfi or such other Person as is designated from time to time in a written instrument executed by the holders of at least a majority of the outstanding shares of Common Stock held by the Ghelfi Shareholders and delivered to the Company at its address specified in Section 5.7.

         "Ghelfi Shareholders" means Al R. Ghelfi, Janet M. Ghelfi and Janal Partnership and any Person who acquires shares of Common Stock directly or indirectly from Al R. Ghelfi, Janet M. Ghelfi or Janal Partnership and who has executed a Supplemental Agreement or a Pledgee Agreement which has been approved by the Company as contemplated by Section 2.1(a) or 2.2, as the case may be.

         "Governmental Authority" means any nation or government, any state or political subdivision thereof, any federal or state court and any other agency or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976), as amended (including any successor statute).

         "Independent Appraiser" means an investment banking firm or firm of independent certified public accountants of national or regional standing and reputation or other qualified expert or appraiser which has not had any material business relationship with CREC, the Company or their respective Subsidiaries or the Ghelfi Shareholders for a period of at least two years.

         "Intercompany Indebtedness" means all indebtedness owing by the Company or any of its Subsidiaries to CREC or any of its Affiliates (other than the Company and its Subsidiaries) or owing by CREC or any of its Affiliates (other than the Company and its Subsidiaries) to the Company or any of its Subsidiaries.

         "Intercompany Rate" means the weighted average rate of interest charged from time to time on the outstanding long- and short-term indebtedness of Centex and its Subsidiaries owing to banks and other outside financing sources or evidenced by promissory notes, bonds, debentures or other similar instruments, as calculated by Centex no less frequently than once each calendar week.

         "Leasing Business" means the business conducted by the Company and its Subsidiaries which relates to the sale and leasing of temporary security storage containers and trailer vans.

         "Offering Price" means, in the case of a sale or other Transfer for value of any Offered Stock, the amount of cash and the fair market value of any other consideration to be paid for the Offered Stock by the proposed Transferee.

         "Ownership Change" means, with respect to any Ghelfi Shareholder that is a corporation, partnership or other entity, Al R. Ghelfi or Janet M. Ghelfi (or their Permitted Transferees) ceasing for any reason to (i) have the full and exclusive right to manage, conduct and control the business and activities of such Ghelfi Shareholder or (ii) beneficially own all of the outstanding Capital Stock or equity securities of, or other ownership interests in, such Ghelfi Shareholder.

         "Permitted Transferee" means (i) in the case of a proposed Transfer by CREC, any Qualified Centex Subsidiary or (ii) in the case of a proposed Transfer by a Ghelfi Shareholder, any person that is a Ghelfi Shareholder named in this Agreement and any spouse or lineal ancestor or descendant of any such Ghelfi Shareholder, any entity the entire equity interest in which is owned by any of the foregoing persons, any Qualified Ghelfi Trust and any executor or administrator of the estate of any of the foregoing persons.


         "Person" means any individual, corporation, partnership, association, trust or any other entity or organization of any kind or character, including a Governmental Authority.

         "Principal Businesses" means (i) the business of designing, manufacturing and selling manufactured housing to be used for residential, recreational or other purposes and (ii) the Additional Businesses.

         "Prohibited Intercompany Charges" means any secretarial, bookkeeping, reporting, data processing, office, rent and other office expenses, salaries and other compensation expenses and other similar internal administrative, management or other expenses incurred by CREC or its Affiliates in connection with the operations of the Company and its Subsidiaries; provided, however, that such term shall not include any properly allocable costs of premiums and other insurance costs (whether or not they represent out-of-pocket expenses) or out-of-pocket expenses incurred by CREC or its Affiliates which are directly attributable to the operations of the Company or its

Subsidiaries and the amount of which is not greater than the amount of the charges that would be incurred by the Company or its Subsidiaries in an arm's-length transaction with an unaffiliated third party.

         "Put Option Window Period" means a period of 60 days after the Availability Date with respect to the audited financial statements of the Company for the fiscal years ending March 31, 2000, 2001 and 2002 and each even numbered fiscal year thereafter.

         "Qualified Centex Subsidiary" means a Subsidiary of Centex of which at least 80% of the outstanding Capital Stock or other equity securities are owned, directly or indirectly, by Centex.

         "Qualified Ghelfi Trust" means any trust of which the sole trustees are persons who are named as Ghelfi Shareholders in this Agreement or any spouse or lineal ancestor or descendant of any such Ghelfi Shareholder and of which the sole beneficiaries are any of the foregoing persons or any charity designated from time to time by the grantors or trustees of such trust.

         "Real Estate Development Business" means the business conducted by the Company and its Subsidiaries which relates to the development of housing subdivisions and the sale of manufactured, modular and conventional housing units or lots located therein.

         "Retained Interest Fraction" means a fraction the numerator of which is the number of Option Shares and the denominator of which is the total number of shares of Common Stock that are outstanding as of the date upon which the Put Option or the Call Option, as the case may be, is exercised.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Subsidiary" means, with respect to any Person, (i) any corporation or other Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by such Person or
(ii) any partnership of which such Person or any of its Subsidiaries is a general partner or of which such Person directly or indirectly owns partnership interests which entitle it to receive more than 50% of the distributions made by such partnership.

         "Supermajority Board Vote" means a vote of directors of the Company representing at least two-thirds of the total number of members of the Board of Directors of the Company, including at least one of the directors designated by the Ghelfi Shareholder Representative; provided, however, that for purposes of this definition, if one or more vacancies is created on the Board of Directors of the Company by reason of the death, resignation or removal of any director, the total number of members of the Board of Directors shall be deemed to include the number of vacancies so created (until such time as such vacancies are filled in the manner provided in Section 1.1(c)).

         "Tax Agreement" means the Tax Sharing and Tax Benefit Reimbursement Agreement, dated as of the date hereof, between the Company and CREC in the form attached as Exhibit B hereto.

         "Transfer" means any sale, transfer, assignment, gift, exchange, pledge, hypothecation, encumbrance or other disposition of any shares of Common Stock, or any interest therein, whether voluntary or involuntary and regardless of the nature or method thereof.

         "Transferee" means a Person that acquires any shares of Common Stock, or any interest therein, as a result of a Transfer.

         (b) Each of the terms set forth below has the meaning specified in the provision set forth opposite such term in the following table:

          Term                          Provision
          ----                          ---------
          Agreement                     Introductory paragraph
          Antitrust Division            Section 2.10
          Applicable Amounts            Section 5.6(a)
          Appraisal Report              Section 2.7
          Call Option                   Section 2.6
          Closing                       Section 2.9
          Closing Notice                Section 2.9
          Company                       Introductory paragraph
          Common Stock                  Recitals
          CREC                          Introductory paragraph
          CREC Sale Transaction         Section 2.3(b)
          Dispute Notice                Section 5.6(b)
          Disputing Major Shareholder   Section 5.6(b)

          FTC                                Section 2.10
          First Refusal Response Notice      Section 2.3(a)
          Involuntary Transferor             Section 2.4
          Janal Partnership                  Introductory paragraph
          Major Shareholders                 Recitals
          Merger                             Recitals
          Offered Stock                      Section 2.3(a)
          Offeree                            Section 2.3(a)
          Offeror                            Section 2.3(a)
          Offering Notice                    Section 2.3(a)
          Option Shares                      Section 2.5
          Participation Offer                Section 2.3(b)
          Participation Offer Response
               Notice                        Section 2.3(b)
          Pledgee Agreement                  Section 2.2
          Purchase Price                     Section 2.8
          Purchaser                          Section 2.9
          Put Option                         Section 2.5
          Seller                             Section 2.9
          Share Purchase                     Section 2.9
          Stock Purchase Agreement           Recitals
          Subject Share Purchase             Recitals
          Supplemental Agreement             Section 2.1(a)

                  SECTION 4.2. Certain Accounting Matters. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all accounting determinations contemplated hereby shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with the Company's past practices as reflected in the most with the most recent audited financial statements of the Company delivered to CREC prior to the date hereof.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.1. Legend. A copy of this Agreement shall be filed with the permanent records of the Company and shall be kept at all times at the principal place of business of the Company. Each Major Shareholder agrees, on behalf of itself and its successors and assigns, that all certificates representing shares of Common Stock held by such Major Shareholder shall have affixed thereto a legend substantially in the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF OR PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY SUCH LAWS IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT THE OFFER, SALE, TRANSFER, DISPOSITION, PLEDGE OR HYPOTHECATION THEREOF IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY SUCH LAWS). THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS, RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN A
         SHAREHOLDERS' AGREEMENT DATED AS OF           , 1997 AMONG THE COMPANY
         AND CERTAIN OF ITS SHAREHOLDERS. A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

         SECTION 5.2. Termination. This Agreement may be terminated by mutual written consent of the Company, CREC and the Ghelfi Shareholder Representative, and shall terminate automatically upon the Closing of the purchase by CREC or the Ghelfi Shareholders, as the case may be, of all of the outstanding shares of Common Stock held by the other Major Shareholders pursuant to Article II.

         SECTION 5.3. Further Assurances; Frustration of Purposes. The Company and each Major Shareholder shall do, or cause to be done, such further acts and execute and deliver, or to cause to be executed and delivered, such further agreements, instruments, certificates and other documents as may be reasonably necessary to effectuate and carry out the purposes of this Agreement. No party to this Agreement shall, directly or indirectly, do any act or thing which is intended to frustrate the provisions of this Agreement or prevent the effectuation of the purposes hereof, whether or not such act or thing is expressly prohibited under the terms hereof. Without limiting the generality of the foregoing, the Ghelfi Shareholders shall use their best efforts and take all action within their power to prevent the occurrence of an Ownership Change with respect to any of the Ghelfi Shareholders.

         SECTION 5.4. Fees and Expenses. Except as expressly provided herein, all fees and expenses incurred by any of the parties hereto in connection with this Agreement or any of the transactions contemplated hereby shall be borne and paid solely by the party incurring such fees and expenses.

         SECTION 5.5. Certain Reports. The Company shall furnish to each of the Major Shareholders:

         (a) as soon as available and in any event within 45 days after the end of each fiscal quarter (including the last) of each fiscal year, (i) the balance sheet of the Company and its consolidated subsidiaries as of the end of such fiscal quarter and the related statement of operations of the Company and its consolidated subsidiaries for such quarter and also for the period beginning on the first day of such fiscal year and ending on the date of such balance sheet, all prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered, subject to the absence of notes thereto and normal year-end adjustments, (ii) a summary balance sheet and statement of operations relating to all operations of the Company and its consolidated subsidiaries other than the Excluded Projects and (iii) a summary balance sheet and statement of operations relating to each Excluded Project; and

         (b) as soon as available and in any event within 120 days after the end of each fiscal year, the balance sheet of the Company and its consolidated subsidiaries as of the end of such fiscal year and the related statement of earnings and statement of cash flows of the Company for such fiscal year, all prepared in accordance with GAAP, applied on a consistent basis throughout the period covered, which financial statements shall be audited by Arthur Andersen, LLP (except to the extent otherwise permitted pursuant to Section 1.4).

         SECTION 5.6. Determination of Certain Amounts; Dispute Resolution.

         (a) In any case in which the provisions of this Agreement contemplate or require a determination of (i) the amount of the Purchase Price to be paid in connection with the purchase of any shares of Common Stock (and, if applicable, the amounts of the Consolidated Net Income, Adjusted Consolidated Net Income or Adjusted EBT used in computing such Purchase Price but not the fair market value of the Additional Businesses used in computing the same, which shall be determined in accordance with the provisions of Section 2.7) or (ii) the amount of the Offering Price in the case of a sale or other Transfer of Offered Stock in a transaction that involves the payment of consideration other than cash (collectively, the "Applicable Amounts"), such determination shall initially be made (after consultation with the Company's independent public accountants) by the Board of Directors of the Company (or any officer of the Company designated by the Board of Directors) based on the audited financial statements and other books and records of the Company or such other information as the Board of Directors or such officer shall consider to be relevant. As promptly as practicable after any such determination has been made, the Company shall deliver a written notice (a "Determination Notice") to each of the Major Shareholders setting forth its determination of the Applicable Amount.

         (b) A Major Shareholder (a "Disputing Major Shareholder") shall be entitled to dispute the determination of any Applicable Amount in accordance with paragraph (a) above if, and only if, such Major Shareholder delivers a written notice (the "Dispute Notice"), executed by such Major Shareholder (or, in the case of a Ghelfi Shareholder, by the Ghelfi Shareholder Representative on behalf of such Ghelfi Shareholder), to the Company within 30 days after receipt of the Determination Notice, which Dispute Notice shall describe in reasonable detail the amount and nature of the dispute. The Company and the Disputing Major Shareholders shall attempt in good faith to resolve any dispute as to the determination of an Applicable Amount. In the event that the Company and the Disputing Major Shareholders are unable to resolve any such dispute within 30 days after delivery of the Dispute Notice, the items in dispute shall be submitted to an independent accounting firm selected by the parties, whose determination shall be limited to the matters in dispute and shall be final, conclusive and binding on the parties. The parties will cooperate with each other and with said accounting firm and will provide said accounting firm with such information as it may reasonably require. The fees and expenses of said accounting firm shall be borne equally by the Company and the Disputing Major Shareholders; provided, however, that if said accounting firm resolves all material elements of any dispute pursuant to this Section 5.6 against either the Company or the Disputing Major Shareholders, the Company or the Disputing Major Shareholders, as the case may be, shall bear all fees and expenses of said accounting firm.

         SECTION 5.7. Notices. All notices and other communications hereunder shall be in writing and shall be given by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by cable, telex or facsimile transmission to the parties at the following addresses (or at such other address as any party shall have furnished to the others in accordance with the terms of this Section 5.7):

         if to the Company:

         Cavco Industries, Inc.
         1001 N. Central Avenue
         Eighth Floor
         Phoenix, Arizona 85004
         Facs: (602) 256-6263
         Attention: Al R. Ghelfi

         with copies to (which shall not constitute notice to the Company):

         Osborn Maledon
         2929 North Central Avenue
         Phoenix, Arizona 85012
         Facs: (602) 235-9444
         Attention: William M. Hardin

         if to CREC:

         Centex Real Estate Corporation
         2728 North Harwood
         Dallas, Texas 75201
         Facs: (214) 981-6859
         Attention: David W. Quinn
         with copies to (which shall not constitute notice to CREC):

         Centex Corporation
         2728 North Harwood
         Dallas, Texas 75201
         Facs: (214) 981-6859
         Attention: Laurence E. Hirsch and Raymond G. Smerge

         and

         Baker & Botts, L.L.P.
         2001 Ross Avenue
         Dallas, Texas  75201
         Facs: (214) 953-6503
         Attention: Geoffrey L. Newton

         if to any of the Ghelfi Shareholders:

         Al R. and Janet M. Ghelfi
         Cavco Industries, Inc.
         1001 N. Central Avenue
         Eighth Floor
         Phoenix, Arizona 85004
         Facs: (602) 256-6263

         with copies to (which shall not constitute notice to the Ghelfi Shareholders):

         Osborn Maledon
         2929 North Central Avenue
         Phoenix, Arizona 85012
         Facs: (602) 235-9444
         Attention: William M. Hardin

All notices and other communications hereunder that are addressed as provided in or pursuant to this Section 5.7 shall be deemed duly and validly given (a) if delivered in person, upon delivery, (b) if delivered by registered or certified mail (return receipt requested and with postage paid thereon), 72 hours after being placed in a depository of the United States mails and (c) if delivered by cable, telex or facsimile transmission, upon transmission thereof and receipt of the appropriate answerback.

         SECTION 5.8. Effectiveness. This Agreement shall become effective insofar as it relates to the rights, duties and obligations of the Major Shareholders hereunder immediately upon the execution and delivery hereof by the Major Shareholders named on the signature page hereof. This Agreement shall become effective insofar as it relates to the rights, duties and obligations of the Company hereunder immediately upon the execution and delivery hereof by the Company. If this Agreement has become effective insofar as to the rights, duties and obligations of the Major Shareholders hereunder but not insofar as it relates to the rights, duties and obligations of the Company hereunder, each Major Shareholder shall, unless otherwise prohibited by law, use its best efforts and take all actions within its power to cause the Company to perform its obligations hereunder in the same manner and the same extent as if it were a party hereto.

         SECTION 5.9. Amendment; Waivers. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by CREC and the Ghelfi Shareholder Representative and (if this Agreement has become effective insofar as it relates to the rights, duties and obligations of the Company) the Company, and compliance with any term or provision hereof may be waived only by a written instrument executed by each party entitled to the benefits of the same (or, if the Ghelfi Shareholders are the parties entitled to the benefits thereof, by the Ghelfi Shareholder Representative). Except as expressly provided herein to the contrary, no failure to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

         SECTION 5.10. Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings and all contemporaneous oral agreements and understandings among the parties or any of them with respect to the subject matter hereof. All Exhibits hereto are expressly made a part of this Agreement.

         SECTION 5.11. Parties in Interest; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (it being understood and agreed that, except as expressly provided herein, nothing contained in this Agreement is intended to confer any rights, benefits or remedies of any kind or character on any other Person under or by reason of this Agreement). No party may assign this Agreement without the prior written consent of each of the other parties hereto; provided, however, that a party may assign this Agreement to a Permitted Transferee without the consent of any other party, but such assignment shall not relieve a party of any of its obligations hereunder to the extent that such obligations are not performed by the assignee. It is expressly understood and agreed that any attempted or purported assignment by any party of this Agreement in violation of this Section 5.11 shall be null and void.

         SECTION 5.12. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Arizona, without regard to any principles of conflicts of law that would result in the application of the laws of any other jurisdiction.

         SECTION 5.13. Severability. In the event any provision contained herein shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any such provision in every other respect and the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not be in any way impaired thereby.

         SECTION 5.14. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof. Accordingly, the parties agree that each of them shall be entitled to injunctive relief to prevent breaches of the terms of this Agreement and to specific performance of the terms hereof, in addition to any other remedy now or hereafter available at law or in equity, or otherwise.

         SECTION 5.15. Default Interest. In the event that any amount becomes due and payable by any party in accordance with the express terms of this Agreement but is not paid on the date upon which it becomes due, in addition to any other rights and remedies that may be available as a result of the failure to pay such amount, the party that is entitled to receive such amount shall have the right to recover, for each day from and after the due date and until such amount has been paid, interest thereon at a rate of 10.0% per annum (or such lower rate as shall be the highest rate of interest permitted under applicable law).

         SECTION 5.16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

                              CAVCO INDUSTRIES, INC.


                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________

                              CENTEX REAL ESTATE CORPORATION


                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________


                              _____________________________________
                                          Al R. Ghelfi


                              _____________________________________
                                         Janet M. Ghelfi

                              JANAL LIMITED PARTNERSHIP

                              By: THE 1994 ALSONS TRUST, created
                                  February 9, 1994, general partner


                              By:__________________________________
                                          Janet M. Ghelfi,
                                          Independent Trustee


                              By:__________________________________
                                          Al R. Ghelfi,
                                          Family Trustee

                              By: ALFRED AND JANET GHELFI TRUST,
                                  created August 24, 1989, general partner


                              By:__________________________________
                                          Al R. Ghelfi,
                                          Trustee


                              By:__________________________________
                                          Janet M. Ghelfi,
                                          Trustee

                                                                      EXHIBIT A
                                                   (TO SHAREHOLDERS' AGREEMENT)

                                  OPTION SHARES



                                                                        NUMBER
MAJOR SHAREHOLDERS                                                     OF SHARES

Al R. Ghelfi and Janet M. Ghelfi                                         77,340

Janal Limited Partnership                                               706,101
                                                                        -------
               Total                                                    783,441
                                                                        =======

                                                                       EXHIBIT B
                                                               (to SHAREHOLDERS'
                                                                   AGREEMENT)


                           TAX SHARING AND TAX BENEFIT
                             REIMBURSEMENT AGREEMENT

                  This AGREEMENT, made and entered into as of the ____ day of ________, 1997, by and between CENTEX CORPORATION, a Nevada corporation ("Centex"), and CAVCO INDUSTRIES, INC., an Arizona corporation ("Cavco").


                              W I T N E S S E T H:


                  WHEREAS, Centex files consolidated federal income tax returns in accordance with the privilege granted by Sections 1501 and 1502 of the Internal Revenue Code of 1986, as amended (the "Code"), and the temporary and final Treasury regulations promulgated thereunder (the "Regulations"), for and on behalf of itself and other "includible corporations" within the meaning of
Section 1504 of the Code which are members of the affiliated group of which Centex is the common parent (the "Group"); and

                  WHEREAS, it is deemed equitable that with respect to each taxable period for which a consolidated return is filed by Centex which includes Cavco, Cavco pay to Centex an amount equal to Cavco's Separate Return Tax Liability hereinafter defined; and

                  WHEREAS, it is deemed equitable that with respect to each taxable period for which a consolidated return is filed by Centex which includes Cavco and in which the Group utilizes a net operating loss or credit of Cavco, Centex shall, in the manner prescribed hereinafter, compensate Cavco therefor in an amount equal to the income tax benefit obtained by Centex as a result of the utilization by the Group of such net operating loss or credit of Cavco; and

                  WHEREAS, it is deemed equitable that in the event that Cavco or its subsidiaries, if any, for any reason becomes disaffiliated from the Group as a result of failing to meet the requirements for inclusion in the Group prescribed by Section 1504 of the Code, the portion of the economic burdens and benefits of tax payments, deficiencies and refunds of the Group which are attributable to the period in which disaffiliation occurs and for prior consolidated return periods in which Cavco or any such subsidiary was included in the Group, are to be allocated to Centex and Cavco as hereinafter provided.

                  NOW, THEREFORE, the parties signatory hereto agree as follows:

                  1. Definitions. For purposes of this Agreement, the following additional definitions shall apply:

                  (a) "Cavco Group" shall mean Cavco and its Subsidiaries, if any.

                  (b) "Subsidiary" of Centex or Cavco, as the context may require, shall mean any corporation that is a member of the Group and that is connected in an unbroken chain of stock ownership satisfying the requirements of
Section 1504(a) of the Code beginning with Centex or Cavco as the case may be.

                  2. Payment of Separate Return Tax Liability by Cavco to
Centex.

                  (a) With respect to each taxable period for which a consolidated, combined or unitary tax return is filed by Centex which includes Cavco, Cavco shall pay to Centex an amount equal to the Separate Return Tax Liability of the Cavco Group, determined in accordance with Section 3 hereof, such payment by Cavco, including installments of estimated tax payments, to be made to Centex at least five (5) business days prior to the due dates thereof (such due dates being determined as if the Cavco Group were required to file a separate consolidated or unitary tax return reflecting its Separate Return Tax Liability for the taxable period), whether or not the Group is obligated to pay a tax liability for the applicable period. The amount and due dates of estimated tax payments to be made by Cavco to Centex shall be determined by Centex, but shall not be, in the aggregate, less than the Cavco Group's Separate Return Tax Liability for the immediately preceding taxable period.

                  (b) The parties hereto acknowledge that any payment under this
Section 2 is the payment of a tax obligation by Cavco and shall be taken into account in determining the earnings and profits of Cavco and Centex's basis in Cavco's stock in the hands of Centex, subject to the applicable provisions of Sections 1552 and 312(h) of the Code and Sections 1.312-10, 1.1552-1, 1.1502-32,
and 1.1502-33 of the Regulations.

                  3. Determination of Separate Return Tax Liability. For each taxable period during which Cavco is a member of the Group, the Separate Return Tax Liability of the Cavco Group shall mean the hypothetical federal, state or local income tax liability (computed without regard to any consolidated credit, capital loss or net operating loss deduction allocated under the Regulations under Section 1502 of the Code to one or more members of the Cavco Group, to the extent that (i) such credit or loss becomes allocable as a carryover for the first taxable year of the Cavco Group beginning on or after the date on which Cavco becomes disaffiliated from the Group or (ii) such credit or loss has previously been taken into account in determining the tax sharing obligations of any member or members of the Cavco Group for any prior taxable period under this Agreement or any other tax sharing agreement or arrangement previously in effect), determined as if the Cavco Group had filed a separate consolidated, unitary or combined income tax return for the applicable period and its income were taxable at the rates that would have been applicable for such period. If the computation of the Separate Return Tax Liability of the Cavco Group pursuant to this Section 3 for a taxable period does not result in positive tax liability, then for purposes of Section 2 hereof the Separate Return Tax Liability of the Cavco Group shall be deemed to be zero, and any net operating loss of the Cavco Group for such period shall be taken into account only as otherwise provided herein. The determination of the Separate Return Tax Liability of the Cavco Group shall be made by Centex and such determination shall be conclusive for purposes hereof.

                  4. Compensation for Use of Tax Attributes of Cavco. If the Cavco Group is entitled to a tax credit or would incur a capital or net operating loss during a taxable period if it filed a separate consolidated return for such period, or would, if it filed a separate consolidated, combined or unitary return for all periods covered by this Agreement computed as described in section 3, be entitled to a credit or a capital or net operating loss deduction with respect to capital losses, net operating losses or credits carried forward or back to such period (exclusive of capital losses, net operating losses or credits for which the Cavco Group has previously received compensation for use of such items under this Agreement), and if it is determined by Centex that such credit, capital loss, net operating loss or deduction will be utilized by Centex in filing its consolidated, combined or unitary income tax return for the current taxable period or for any previous period and that such credit, capital loss, net operating loss or deduction will provide a tax benefit in any such period, Centex shall credit against the Separate Return Tax Liability owed by Cavco to Centex pursuant to this Agreement for the current taxable period an amount equal to the net tax benefit which Centex, in its sole judgement, determines the Group will obtain. Centex shall apply such credit against the Separate Return Tax Liability of the Cavco Group as provided above with respect to any taxable period as of the first installment date for such year. Centex shall have the right to adjust, as of the last day of succeeding quarters the amount credited pursuant to this Section 4 based upon the determination of Centex that the amount credited in preceding quarters was incorrect. To the extent that the amount creditable pursuant to the preceding terms of this Section 4 exceed the creditable tax liability of Cavco (hereinafter the " Excess Credit"), Centex shall pay to Cavco, in cash, at the time the aforesaid credit would have been applied, an amount equal to the Excess Credit.

                  5. Tax Liability of Cavco in the Event of Disaffiliation. In the event that Cavco or another member of the Cavco Group becomes disaffiliated from the Group for any reason, Cavco shall remain liable under this Agreement for the tax liability of the Group for the taxable period during which disaffiliation occurs and for prior taxable periods in which Cavco or the other affected member, as the case may be, was a member of the Group and this Agreement was effective. Cavco shall be required to pay Centex only those amounts for the period of disaffiliation that are determined pursuant to Sections 2, 3 and 4 hereof. Payment of such tax liability by Cavco shall be made to Centex at least five (5) business days prior to the due date of the applicable tax return. Moreover, should a tax controversy with the Internal Revenue Service or any state or local taxing authority ultimately result in assessment of a tax deficiency against the Group for years in which Cavco was affiliated with such Group, Cavco shall remain liable for Cavco's portion of such tax deficiency determined pursuant to Sections 2, 3 and 4 hereof, plus interest and penalties as provided in Section 8, if any.

                  6. Payment of Tax Refunds to Cavco. If, after the disaffiliation of Cavco from the Group, Centex receives from the Internal Revenue Service or any state or local taxing authority any refund of tax (and interest, if any) paid by the Group, any amount of which in the sole judgment of Centex should be regarded as a refund of amounts paid by Cavco pursuant to
Section 2 or 4 hereof, such amount shall be paid by Centex to Cavco within sixty
(60) business days after receipt.

                  7. Indemnity. In the event Cavco is required to pay to the Internal Revenue Service or any state or local taxing authority tax liability in excess of its Separate Return Tax Liability determined pursuant to Section 3 hereof, Cavco shall be entitled to reimbursement within sixty (60) business days of such payment by Centex. In the event Centex is required to pay to the Internal Revenue Service or any state or local taxing authority additional taxes due to the disallowance of all or part of any item utilized by Centex and for which Cavco received credit against amounts due from Cavco hereunder as provided in Section 4 hereof (or if Centex would have been so required to pay the Internal Revenue Service or any state or local taxing authority but for other adjustments), Cavco shall pay to Centex the amount of such additional tax paid by Centex (or which Centex would have been required to pay but for other adjustments); provided, however, the amount so paid by Cavco to Centex shall not exceed the cumulative payments made by Centex to Cavco pursuant to Section 4 hereof with respect to such item (except as provided in Section 8 below).

                  8. Payment of Interest, Penalties and Expenses. Interest, penalties and expenses incurred by Centex in connection with the amendment of any consolidated, combined or unitary tax return, and/or the examination of any consolidated, combined or unitary return by the Internal Revenue Service or any state or local taxing authority or subsequent administrative or judicial proceedings, shall be borne equitably by those parties whose tax liability may be affected by such amendment, examination or subsequent proceedings. No interest shall be charged to Centex or Cavco in connection with any allocation under this Agreement, however, unless interest is payable to the Internal Revenue Service or any state or local taxing authority or to another member of the Group as a result of any tax allocation.

                  9. Centex as Agent.

                  (a) Centex, as agent for the members of the Group, shall have full authority to prepare and file the Group's consolidated, combined or unitary tax return, to pay any tax liability shown thereon, and to represent the Group in connection with the examination of any such return by the Internal Revenue Service or any state or local taxing authority and in the resolution of disputes regarding any consolidated, combined or unitary tax liability. Centex shall consult in good faith with Cavco on all matters that are the subject of this Agreement affecting Cavco.

                  (b) Cavco shall provide Centex with the data necessary for the proper and timely filing of all federal, state and local tax returns and forms. In the event Cavco fails to provide data in proper form and within sufficient time to permit the timely filing of any such tax return, any penalties or interest assessed against the Group by reason of a delay in filing such tax return shall be payable by Cavco. If Cavco provides data in proper form and within sufficient time to permit the timely filing of a particular tax return, any penalties or interest assessed against the Group by reason of a delay in filing such return shall not be payable by Cavco. Any and all such data shall be confidential and may be disclosed by Centex to third parties only to the extent Centex, in the exercise of its reasonable business judgment, determines such disclosure is necessary or appropriate to comply with its obligations under applicable federal, state or local taxing provisions.

                  (c) The agency power of Centex, as described in this section, shall extend to all periods during which Cavco or any member of the Cavco Group is a member of the Group, and, in the event of Cavco's disaffiliation, Centex shall retain the sole power to make or change on behalf of Cavco any election or other decision affecting tax liabilities for such periods that Cavco was affiliated with the Group under the provisions of the Code providing for elections.

                  10. State or Local Income or Excise Tax Returns. Centex shall have the responsibility and authority to file in any state or local consolidated, combined or unitary income, franchise and excise tax returns on behalf of the Group and to allocate state or local income, franchise or excise tax liabilities among the members of the Group in an equitable manner.

                  11. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Centex and Cavco and their respective successors and assigns; provided, however, that neither this Agreement, nor any rights or interest hereunder, shall be assignable by any such corporation without the prior written consent of Centex.

                  12. Application of Agreement. This Agreement shall be applicable to the first taxable period of the Group during which Cavco is a member thereof, and to each taxable period thereafter, so long as a consolidated federal income tax return is filed by Centex which includes Cavco.

                  13. Allocation Among Cavco and Its Included Subsidiaries. Nothing herein shall be deemed to preclude or require any allocation of the Separate Return Tax Liability of Cavco among or between Cavco and its Subsidiaries, if any.

                  14. Modifications. This Agreement may be modified or amended only pursuant to an instrument in writing executed by all the parties signatory hereto.

                  15. Entire Agreement. This Agreement constitutes the entire agreement among the parties relating to the allocation of the consolidated federal income tax liability of the Group between or among the parties.

                  16. Applicable Law. This Agreement shall constitute a contract governed and construed in accordance with the laws of the State of Texas.

                  17. Headings. The headings used in this Agreement are for convenience only and shall not in any way affect the meaning or interpretation of any provision hereof.

                  18. Copies. This Agreement may be executed in multiple counterparts each of which shall be deemed an original, but all of which shall together constitute one Agreement.

                  IN WITNESS WHEREOF, this Agreement has been executed and the corporate seals affixed hereto as of the date first above written.

                                       CENTEX CORPORATION



                                       By:




                                       CAVCO INDUSTRIES, INC.



                                       By:

                                                                       EXHIBIT C
                                                               (to SHAREHOLDERS'
                                                                   AGREEMENT)


                                 COMPANY SHARES
                        OWNED BY THE SHAREHOLDER PARTIES



                                                                      NUMBER
SHAREHOLDER PARTIES                                                  OF SHARES
-------------------                                                  ---------

Al R. Ghelfi and Janet M. Ghelfi                                       180,729
Janal Limited Partnership                                            1,650,000
                                                                     ---------

                                Total                                1,830,729
                                                                     =========